EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT
We consent to the incorporation by reference in Registration Statement on Form S-3 of LGI Homes, Inc. of our reports dated March 31, 2014 the following entities:
LGI-GTIS Holdings, LLC and Subsidiaries;
LGI-GTIS Holdings II, LLC and Subsidiaries;
LGI-GTIS Holdings III, LLC and Subsidiaries; and
LGI-GTIS Holdings IV, LLC and Subsidiaries
As of November 13, 2013 and December 31, 2012 and for the periods then ended, which appear in the Form 10-K of LGI Homes, Inc. for the fiscal year ended December 31, 2014.

/s/ Armanino LLP
San Ramon, CA
July 2, 2015